                                                                      EXHIBIT 12

                        ITT CORPORATION AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES

             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                     PREFERRED DIVIDEND REQUIREMENTS OF ITT

                             (MILLIONS OF DOLLARS)

                                                                               YEARS ENDED DECEMBER 31,
                                                            ---------------------------------------------------------------
                                                             1993          1992*         1991*         1990*         1989*
                                                            -------       -------       -------       -------       -------
Earnings:
  Income (loss) from continuing operations..............    $   910       $  (188)      $   695       $   903       $   716
  Add (deduct):
    Adjustment for distributions in excess of (less
      than) undistributed equity earnings and losses....         11           (10)         (146)         (129)         (116)
    Income tax (benefit) expense........................        345          (241)          166           249           260
    Minority equity in net income.......................         27            27            32            39            44
    Amortization of interest capitalized................          8             8            20             3             2
                                                            -------       -------       -------       -------       -------
                                                              1,301          (404)          767         1,065           906
                                                            -------       -------       -------       -------       -------
Fixed Charges:
  Interest and other financial charges:
    Finance.............................................        605           699           781           814           773
    Other...............................................        365           393           333           296           359
                                                            -------       -------       -------       -------       -------
                                                                970         1,092         1,114         1,110         1,132
  Interest factor attributable to rentals...............        107           114           109           103           110
                                                            -------       -------       -------       -------       -------
                                                              1,077         1,206         1,223         1,213         1,242
                                                            -------       -------       -------       -------       -------
Earnings, as adjusted, from continuing operations.......    $ 2,378       $   802       $ 1,990       $ 2,278       $ 2,148
                                                            -------       -------       -------       -------       -------
                                                            -------       -------       -------       -------       -------
Fixed Charges:
  Fixed charges above...................................    $ 1,077       $ 1,206       $ 1,223       $ 1,213       $ 1,242
  Dividends on preferred stock of subsidiaries included
    in minority equity..................................         10            12            16            24            34
  Interest capitalized..................................          9            21            29            43            21
                                                            -------       -------       -------       -------       -------
        Total fixed charges.............................      1,096         1,239         1,268         1,280         1,297
Dividends on preferred stock of ITT (pre-income tax
  basis)................................................         49            73            75            77            61
                                                            -------       -------       -------       -------       -------
        Total fixed charges and preferred dividend
          requirements..................................    $ 1,145       $ 1,312       $ 1,343       $ 1,357       $ 1,358
                                                            -------       -------       -------       -------       -------
                                                            -------       -------       -------       -------       -------
Ratios:
  Earnings, as adjusted, from continuing operations to
    total fixed charges.................................       2.17         **             1.57          1.78          1.66
                                                            -------       -------       -------       -------       -------
                                                            -------       -------       -------       -------       -------
  Earnings, as adjusted, from continuing operations to
    total fixed charges and preferred dividend
    requirements of ITT.................................       2.08         **             1.48          1.68          1.58
                                                            -------       -------       -------       -------       -------
                                                            -------       -------       -------       -------       -------

- ---------------

NOTES:

  * As restated to exclude Rayonier now treated as a "Discontinued Operation."

 ** Earnings are inadequate to cover total fixed charges by $437 and total fixed charges and preferred dividend requirements by $510.

(a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

(b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.

(c) The dividend requirements on preferred stock of ITT have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.